Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the related prospectus to be filed on July 7, 2017, of our report dated March 14, 2016 relating to the 2015 consolidated financial statements of Neuralstem Inc. included in Neuralstem Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

July 7, 2017